UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2013

PINNACLE FINANCIAL PARTNERS, INC.
(Exact name of registrant as specified in charter)
Tennessee	000-31225	62-1812853
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
150 Third Avenue South, Suite 900, Nashville, Tennessee		37201
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:   (615) 744-3700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (Amendment No. 1) (the "Amendment") amends and supplements the Current Report on Form 8-K filed by Pinnacle Financial Partners, Inc. (the "Company") with the Securities and Exchange Commission on April 18, 2013 (the "Original 8-K"). The sole purpose of this Amendment is to supplement the disclosure in the Original 8-K to disclose the decision regarding how frequently the Company will conduct future non-binding, advisory votes on the compensation of the Company's named executive officers.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(d)            As previously reported, the Company held its Annual Meeting of Stockholders on April 16, 2013 (the "Annual Meeting").  In the Original 8-K the Company reported the results of the voting at the Annual Meeting, including the approval by its stockholders, on a non-binding, advisory basis, of the Board of Directors' recommendation to hold a non-binding, advisory vote on the compensation of the Company's named executive officers every one year.

In light of stockholder approval at the Annual Meeting to hold a non-binding, advisory vote on the compensation of the Company's named executive officers every one year, the Company's Board of Directors has determined to hold a non-binding, advisory vote on the compensation of the Company's named executive officers every one year, until the next required non-binding, advisory vote on the frequency of future non-binding, advisory votes on the compensation of the Company's named executive officers. The Company is required to hold a non-binding, advisory vote on the frequency of future non-binding, advisory votes on the compensation of the Company's named executive officers no less frequently than every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC
By:	/s/ Harold R. Carpenter
Name:	Harold R. Carpenter
Title:	Executive Vice President and Chief Financial Officer

Date:            July 12, 2013